UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (800) 734-4667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2016, the Compensation Committee of the Board of Directors of Regions Financial Corporation (“Regions”) elected to freeze the accrued benefit (“Accrued Benefit”) of O. B. Grayson Hall, Jr., Regions’ Chairman, President and Chief Executive Officer, under the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (the “SERP”), as of May 31, 2017 (the month in which Mr. Hall will first become entitled to the increased benefit formula under the SERP by attaining age 60). As of that date, the Accrued Benefit will be converted to a lump sum, in accordance with the applicable terms of the SERP and Mr. Hall will no longer accrue any additional benefits under the SERP. The Accrued Benefit will be credited to an account under the Regions Financial Corporation Supplemental 401(k) Plan (“Supplemental 401(k) Plan”), and Mr. Hall may notionally invest the Accrued Benefit among the investment options available under the Supplemental 401(k) Plan. The Accrued Benefit will be payable to Mr. Hall in a lump sum following his retirement from Regions in the same manner as it would have been payable under the SERP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:     /s/ Fournier J. Gale, III
Name:    Fournier J. Gale, III
Title:    Senior Executive Vice President,
General Counsel and Corporate
Secretary

Date: December 14, 2016